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                                                                    EXHIBIT 10.2

                 FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
                     SECURED ADVANCE FACILITY LOAN AGREEMENT

         This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Amendment") is entered into effective as of June 19, 2000 by and between Azul Holdings Inc., a Delaware corporation with its principal place of business at 2362 Spotswood Place, Boulder, Colorado 80304 (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 Roxbury Drive, 4th Floor, Beverly Hills, California 90210 (the "Lender").

         WHEREAS, the Borrower and the Lender are parties to that Second Amended and Restated Secured Advance Facility Loan Agreement dated as of July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998, that Second Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 7, 1999 and that Third Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of March 31, 2000 (as amended, the "Agreement");

         WHEREAS, the Borrower plans to make additional investments principally in emerging and early-stage companies within technology sectors such as the e-commerce and biotechnology industries, as approved from time to time by the Borrower's board of directors;

         WHEREAS, the Lender has agreed to loan to the Borrower up to an additional $5,000,000 under this Agreement for the purpose of funding such planned investments by the Borrower, and in connection therewith has agreed to increase the Maximum Loan Amount under the Agreement from $12,500,000 to $17,500,000; and

         WHEREAS, as a result of the foregoing the Borrower and the Lender desire to amend and modify the Agreement as set forth herein, with all capitalized terms used but not defined herein having the meanings given them under the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the parties hereby agree as follows:


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         1. Amendments to Agreement.

               (a) Section 1.19 of the Agreement is amended and restated in its entirety as follows:

                    "1.19. Maximum Loan Amount. Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00)."

               (b) Section 1.25 of the Agreement is amended and restated in its entirety as follows:

                    "1.25 Secured Promissory Note. The amended and restated secured promissory note in the amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) executed by the Borrower and delivered to the Lender."

               (c) Section 3.7 of the Agreement is amended and restated in its entirety as follows:

                    "3.7 Conversion of Liabilities.

                    (a) Optional Conversion into Series C Stock. At any time from and after June 1, 1999, the Lender may, at its written election, convert up to $5,000,000 of the unpaid principal balance of the Liabilities resulting from Advances under the Maximum Loan Amount of $12,500,000 under the Agreement immediately prior to June 19, 2000 (the "Series C Convertible Liabilities") into the Borrower's Series C Stock at a conversion rate of $10.00 per share (the "Series C Conversion Price").

                    (b) Optional Conversion into Common Stock. With respect to any Liabilities resulting from Advances made on or after June 19, 2000 pursuant to the increase in the Maximum Loan Amount under this Agreement by $5,000,000 from $12,500,000 to $17,500,000 effective as of June 19, 2000, the Lender may, at its written election, convert up to $5,000,000 of the unpaid principal balance of such

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                    Liabilities (the "Common Stock Convertible Liabilities")
                    into shares of the Borrower's Common Stock at a conversion rate of $3.25 per share (the "Common Stock Conversion Price").

                    (c) Adjustment for Dividends, Subdivisions, Stock Splits and Combinations. In case the Borrower shall: (i) declare a dividend of stock (into which Lender may convert Liabilities under this Section 3.7) on such stock, (ii) subdivide such outstanding stock into which Lender may convert Liabilities under this Section 3.7 into a larger number of shares of such stock by reclassification, stock split or otherwise, or
                    (iii) combine outstanding shares of such stock into a smaller number of shares of such stock by reclassification or otherwise, the number of shares of stock issuable upon conversion of the Series C Convertible Liabilities or the Common Stock Convertible Liabilities immediately prior to any such event shall be adjusted proportionately so that thereafter the Lender shall be entitled to receive upon conversion of the Series C Convertible Liabilities or the Common Stock Convertible Liabilities the number of shares of Series C Stock or Common Stock which the Lender would have owned after the happening of any of the events described above had the Series C Convertible Liabilities or Common Stock Convertible Liabilities been converted immediately prior to the happening of such event, provided that the Series C Conversion Price and Common Stock Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 3.7 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision of combination. If after June 1, 1999 the Borrower shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Borrower is the surviving corporation), the Lender will thereafter be entitled to receive, upon the conversion of the Series C Convertible Liabilities or Common Stock Convertible Liabilities, the securities or property to which a holder of the number of shares of Series C Stock or Common Stock then deliverable upon the

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                    conversion of the Series C Convertible Liabilities or Common
                    Stock Convertible Liabilities would have been entitled upon such consolidation or merger, and the Borrower shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of the Series C Convertible Liabilities or Common Stock Convertible Liabilities."

               (d) Section 5.1 of the Agreement is amended and restated in its entirety as follows:

                    "5.1 Ordinary Course of Business. The Borrower agrees that the Advances will be used in the ordinary course of the Borrower's business. With respect to any Advances made on or after June 19, 2000 pursuant to the increase under this Agreement of the Maximum Loan Amount by $5,000,000 from $12,500,000 to $17,500,000 effective as of June 19, 2000, such Advances will be used to make additional investments principally in emerging and early-stage technological companies, as approved from time to time by the Borrower's board of directors.

               (e) Section 11.2 of the Agreement is amended and restated in its entirety as follows:

                    "11.2 Loans. The Borrower will not make any loans or advances to any individual, firm or corporation, including without limitation its officers and employees; provided, however, that it may make advances to its employees, including its officers, with respect to reasonable business expenses incurred by such employees which expenses are reimbursable by it, and provided further that with respect to any Advances made on or after June 19, 2000 pursuant to the increase under this Agreement of the Maximum Loan Amount by $5,000,000 from $12,500,000 to $17,500,000 effective as of June 19, 2000, such Advances may be used to make loan investments

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                    principally in emerging and early-stage technological
                    companies, as approved from time to time by the Borrower's board of directors.

               (f) Section 11.3 of the Agreement is amended and restated in its entirety as follows:

                    "11.3 Purchase of Securities. The Borrower will not invest in or purchase any stock or securities of any individual, firm or corporation other than U.S. Government obligations with a maturity not greater than one (1) year on certificates of deposits with banks having a principal office within the United States; provided, however, that with respect to any Advances made on or after June 19, 2000 pursuant to the increase under this Agreement of the Maximum Loan Amount by $5,000,000 from $12,500,000 to $17,500,000 effective as of June 19, 2000, such Advances may be used to purchase securities to make investments principally in emerging and early-stage technological companies, as approved from time to time by the Borrower's board of directors.

               (d) The Amended and Restated Secured Promissory Note attached as
          Exhibit 7.1 to the Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A (the "Restated Note"). The Borrower shall execute the Restated Note and deliver the originally-executed Restated Note to the Lender. A condition to the Borrower's obligation to execute and deliver the Restated Note to the Lender hereunder shall be the Lender's obligation to deliver to the Borrower for cancellation the originally-executed Amended and Restated Secured Promissory Note dated May, 2000 in the principal amount of $12,357,150 (the "Prior Note"). The Prior Note shall be marked "CANCELED" and stored at the Borrower's executive offices.

         2. Effect on Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect. After the date of this Amendment, every reference in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

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         3. Miscellaneous.

               (a) Successors and Assigns. The obligations of the Borrower hereunder shall be binding upon its successors and assigns (but such reference is not intended as a consent to any assignment not specifically permitted by the Lender) and shall inure to the benefit of the successors and assigns of the Lender.

               (b) Counterparts and Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

               (c) Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

               (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall constitute an agreement under seal.

               (e) Expenses. The Borrower will pay the reasonable legal fees and out-of-pocket expenses of the Lender's counsel incurred in connection with the preparation, execution and delivery of this Amendment.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER:

AZUL HOLDINGS INC.,
a Delaware corporation

By: /s/ Jeffrey L. Neuman
   ------------------------------------
        Jeffrey L. Neuman, President

LENDER:


    /s/ Jeffrey L. Neuman
---------------------------------------
Jeffrey L. Neuman, as trustee of the
Tudor Trust u/d/t December 12,
1997 and not individually


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                                    Exhibit A

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$17,500,000
Boulder, Colorado                                                  June 19, 2000


         FOR VALUE RECEIVED, the undersigned AZUL HOLDINGS INC., a Delaware corporation with a principal place of business located at 2362 Spotswood Place, Boulder, Colorado 80304 (hereinafter, the "Borrower"), promises to pay in U.S. Dollars to the order of Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t dated December 12, 1997 (hereinafter, with any subsequent holder, the "Lender"), at the Lender's principal office located at 450 North Roxbury Drive, Beverly Hills, California, the Liabilities then outstanding under the loan made by the Lender to the Borrower pursuant to that certain Second Amended and Restated Secured Advance Facility Loan Agreement executed between the Borrower and the Lender dated July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998, that Second Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 7, 1999, that Third Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of March 31, 2000, and that Fourth Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of the date hereof (as amended, the "Loan Agreement"). Advances made pursuant to the Loan Agreement shall, from time to time after the date hereof, bear interest at the rate from time to time as provided in the Loan Agreement, and after any Default under the Loan Agreement at the rate of twelve (12) percent per annum, calculated based upon a 360-day year end and actual day months.

         Interest at the rate provided in the Loan Agreement shall be paid as provided in Section 3.2 of the Loan Agreement. Unless a Default under the Loan Agreement shall have occurred earlier, the principal balance of this Promissory Note shall be due and payable in full on March 31, 2001.

         All payments by the Borrower to the Lender under Article III of the Loan Agreement shall be applied first to principal and then to interest.

         To secure the obligations of the Borrower under this Promissory Note,
(i) the Lender has been granted a security interest in all of the Borrower's presently existing and hereafter acquired property pursuant to that certain Sixth Amended and Restated Security Agreement executed between the Borrower and Lender dated November 10, 1997 (the "Security Agreement"), and (ii) the Lender has been granted a security interest in 2,800,000 shares of Common Stock of Xyvision Enterprise Solutions, Inc. held of record

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by the Borrower pursuant to that certain Pledge Agreement executed between the
Borrower and the Lender dated as of December 31, 1998. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.

         No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies or discretions hereunder or under the Loan Agreement shall operate as a waiver thereof on that occasion or on any other occasion.

         After demand by the Lender, the Borrower shall pay all reasonable attorney fees and out-of-pocket expenses incurred by the Lender in recovering the amounts due to the Lender from the Borrower hereunder.

         This Promissory Note shall be binding upon the Borrower and upon its successors, assigns and representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

         This Promissory Note amends and restates that Amended and Restated Secured Promissory Note dated May, 2000 in the principal amount of $12,357,150 previously made by the Borrower in favor of the Lender, and is taken in substitution but not in satisfaction thereof.

         This Promissory Note shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

Witnessed:                               AZUL HOLDINGS INC.,
                                         a Delaware corporation

 /s/ Eugene Valk                         By:  /s/ Jeffrey L. Neuman
 -----------------------                     ----------------------------------
                                             Jeffrey L. Neuman, President


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